UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 13, 2019

OCCIDENTAL PETROLEUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-09210	95-4035997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 110 Houston, Texas (Address of Principal Executive Offices)	77046 (Zip Code)

Registrant’s telephone number, including area code: (713) 215-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.20 par value	OXY	New York Stock Exchange

Item 7.01	Regulation FD.

On July 30, 2019, Anadarko Petroleum Corporation (“Anadarko”) released its second quarter 2019 results of operations without providing guidance for the third quarter of 2019 or updated guidance for the full-year 2019.  On August 8, 2019, Occidental Petroleum Corporation (the “Company”) completed its acquisition of Anadarko (the “Merger”). The Company is filing this Current Report on Form 8-K (the “Report”) to provide third quarter 2019 and full-year 2019 guidance solely with respect to the onshore and offshore United States assets of Anadarko, based on Anadarko’s estimates obtained by the Company upon completion of the Merger.

Anadarko Legacy Asset Guidance

Third Quarter 2019
U.S. Production:          585 – 630 Mboed

Full-Year 2019
U.S. Production:          605 – 630 Mboed
Capital Spend:             $4.1 Billion1

(1)
Capital Spend excludes amounts related to (i) Anadarko’s assets in Algeria, Ghana, Mozambique, and South Africa, which are currently held for sale (the “Africa assets”), and (ii) Western Midstream Partners, LP.

Anadarko’s well productivity in 2019 has been in line with Anadarko’s previously reported expectations. Anadarko’s production in the second-half of 2019 is expected to be negatively impacted by (i) higher planned downtime in the Gulf of Mexico for maintenance and inspection activities scheduled by Anadarko pre-Merger; (ii) short-term processing and downstream limitations in the D.J. Basin, and (iii) year-to-date delays bringing new wells online and higher downtime in the Delaware Basin.

The information contained in this Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

Any statements in this Report about Occidental’s expectations, beliefs, plans or forecasts, including statements regarding production estimates and expenses relating to Anadarko’s assets or the sale of Anadarko’s Africa assets, that are not historical facts are forward-looking statements. These statements are typically identified by words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “likely” or similar expressions that convey the prospective nature of events or outcomes. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Actual results may differ from anticipated results, sometimes materially, and reported or expected results should not be considered an indication of future performance. Factors that could cause actual results to differ include, but are not limited to: Occidental’s ability to consummate the proposed transaction to sell the Africa assets; that the regulatory approvals required to sell the Africa assets may not be obtained on the terms expected or on the anticipated schedule or at all; Occidental’s indebtedness, including the substantial indebtedness Occidental incurred in connection with the Merger and the need to generate sufficient cash flows to service and repay such debt; Occidental’s ability to meet expectations regarding the timing, completion and accounting and tax treatments of the Merger or the proposed sale of the Africa assets; the possibility that Occidental may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all and to successfully integrate Anadarko’s operations with those of Occidental; that such integration may be more difficult, time-consuming or costly than expected; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the transaction with Anadarko; the retention of certain key employees of Anadarko may be difficult; that Anadarko and Occidental are subject to intense competition and increased competition is expected in the future; general economic conditions that are less favorable than expected.

Factors that could cause actual results to differ and that may affect Occidental’s results of operations and financial position appear in Part I, Item 1A “Risk Factors” of Occidental’s Annual Report on Form 10-K for the year ended December 31, 2018, and in Occidental’s other filings with the U.S. Securities and Exchange Commission (“SEC”).  Additional factors related to the transaction between Occidental and Anadarko appear in the definitive proxy statement/prospectus that is a part of Occidental’s registration statement on Form S-4, as amended, which was declared effective by the SEC on July 11, 2019, in connection with the Merger.

Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements, you should not place undue reliance on any such forward-looking statements.  Further, any forward-looking statement speaks only as of the date of this report and, unless legally required, Occidental does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 13, 2019

OCCIDENTAL PETROLEUM CORPORATION

By:	/s/ Nicole E. Clark
Name:	Nicole E. Clark
Title:	Vice President, Associate General Counsel and Corporate Secretary